Securities and Exchange Commision
                              450 5th Street, N.W.
                             Washington, D.C. 20549

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Jagged Edge Mountain Gear, Inc. dated July 27, 2000.


                                        Oatley, Bystrom & Hansen



                                        /s/ Oatley, Bystrom & Hansen
                                        -----------------------------------

Denver, Colorado
July 27, 2000